Exhibit 23.3

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and in the related Prospectus of ACE*COMM Corporation and to the incorporation by reference of our report dated August 12, 2002, with respect to the 2002 financial statements and schedule of ACE*COMM Corporation included in the Annual Report (Form 10-K/A) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.         .

/s/ Ernst & Young LLP
McLean, Virginia
April 26, 2005